UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCEAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0857223

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

3001 Knox Street, Suite 403, Dallas, Texas	75205

(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (214) 389-9800

OCEAN RESOURCES, INC.
SECOND AMENDED
2003 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN

(Full title of the plan)

Dennis McLaughlin
3001 Knox Street, Suite 403
Dallas, Texas 75205

(Name, address and telephone number of agent for service)

Copies to:

Roger A. Crabb, Esq.
Scheef & Stone, LLP
5956 Sherry Lane, Suite 1400
Dallas, Texas 75225

PART II
ITEM 8. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Opinion/Consent of Scheef & Stone, LLP
Consent of Kempisty and Associates
Second Amended Employee/Consultant Stock Compensation Plan

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered (1)	per share (2)	offering price	registration fee
Common Stock, $0.0001 par value
per share	12,000,000	$0.165	$1,980,000	$250.87

(1) This Registration Statement on Form S-8 covers an additional 12,000,000 shares of common stock of Ocean Resources, Inc. which may be issued pursuant to the Second Amended 2003 Employee/Consultant Stock Compensation Plan (the “Plan”).

(2) Offering prices per share of the additional 12,000,000 shares authorized under the Plan are calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices of Ocean Resources, Inc. common stock on August 4, 2004 as reported on the Over-the-Counter (OTC) Bulletin Board.

Explanatory Note

By this Registration Statement on Form S-8, the Company registers an additional 12,000,000 shares of Common Stock reserved for issuance under the Second Amended 2003 Employee/Consultant Stock Compensation Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

The following is a list of all exhibits filed as part of this Registration Statement on Form S-8.

Exhibit Number	Description of Exhibit
5.1	Opinion of Scheef & Stone, LLP

23.1	Consent of Scheef & Stone, LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Kempisty and Associates (Independent Auditor)

99	Ocean Resources, Inc. Second Amended 2003 Employee/Consultant Stock Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 6th day of August, 2004.

OCEAN RESOURCES, INC.
By:	/s/ Dennis McLaughlin
Dennis McLaughlin
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dennis McLaughlin Dennis McLaughlin	Chief Executive Officer, President and Director	August 6, 2004

/s/ Steven Sanit Steven Sanit	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2004

Graham Jessop	Director	August , 2004

/s/ Andrew Way Andrew Way	Director	August 6, 2004

/s/ Alvin T. Hunter Alvin T. Hunter	Director	August 6, 2004

Nick Sinclair-Brown	Director	August , 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Scheef & Stone, LLP

23.1	Consent of Scheef & Stone, LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Kempisty and Associates (Independent Auditor)

99	Ocean Resources, Inc. Second Amended 2003 Employee/Consultant Stock Compensation Plan